UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 15, 2011

DYNACQ HEALTHCARE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

COMMISSION FILE NUMBER 000-21574

IRS Employer Identification No. 76-0375477

10304 Interstate 10 East, Suite 369 Houston, Texas 77029	(713) 378-2000
(Address of Principal Executive Offices)	(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of the Shareholders of Dynacq Healthcare, Inc. (the “Company”) was held on February 15, 2011. The Company’s shareholders voted on the following four proposals at the Annual Meeting.

The votes cast by the shareholders of the Company on each of the foregoing proposals were as follows:

Proposal 1: Election of five directors to the Board of Directors to serve until our next annual meeting of shareholders or until their respective successors are elected and qualified.

	For	Withheld	Broker Non-Votes
Chiu M. Chan	9,599,256	308,490	2,806,159
Philip S. Chan	9,603,556	304,190	2,806,159
Stephen L. Huber	9,833,583	74,163	2,806,159
Ping S. Chu	9,828,087	79,659	2,806,159
James G. Gerace	9,833,587	74,159	2,806,159

Proposal 2: Ratification of appointment of Killman, Murrell & Company, P.C. as independent auditors for the Company for the fiscal year ending August 31, 2011.

For	Against	Abstain	Broker Non-Votes
12,557,160	155,953	792	0

Proposal 3: Non-binding advisory resolution on executive compensation.

For	Against	Abstain	Broker Non-Votes
9,832,343	70,684	4,719	2,806,159

Proposal 4: Non-binding advisory vote on the frequency of future non-binding advisory votes on executive compensation.

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
615,122	6,339	9,351,823	548	2,740,073

The Compensation Committee of the Board of Directors expects to review and consider the results of these two non-binding advisory votes in conducting the affairs of the Compensation Committee over the coming year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DYNACQ HEALTHCARE, INC.

Date: February 17, 2011	By:	/s/ Philip S. Chan
Philip S. Chan
Chief Financial Officer